EXHIBIT 10.2
414 Silver Ave., S.W.
Albuquerque, NM 87102-3289
P 505.241.2700
PNMResources.com
PNM RESOURCES

Acknowledgment Form

[Date]

[Director Name and Address]

Dear [Director]:

Pursuant to the PNM Resources, Inc. 2014 Performance Equity Plan (the ‘Plan’), you have been granted a Restricted Stock Rights Award for ____ shares of stock as outlined below.

Employee ID:	_______________
Granted To:	_______________
Grant ID:	_______________
Grant Date:	_______________
Granted:	_______________
Grant Price:	$0.0000

Vesting Schedule	33⅓% on one year anniversary of grant date 33⅓% on two year anniversary of grant date 33⅓% on three year anniversary of grant date

By my signature below, I hereby acknowledge receipt of this Grant on the date shown above, which has been issued to me under the attached Terms and Conditions and the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the attached Terms and Conditions of the Grant and the Plan.

Signature: ________________________________________        Date:_________________
[Director]

NOTE: If there are any discrepancies in the name or address show above, please make the appropriate corrections on this form.

Please return this form to Corporate Governance at MS 1275 by __________.

Terms and Conditions of Restricted Stock Rights Award
Pursuant to the PNM Resources, Inc. 2014 Performance Equity Plan, you have been granted a Restricted Stock Rights Award for the number of shares specified on the Acknowledgment Form attached. The Acknowledgment Form and these Terms and Conditions are collectively referred to as the “Award Document.”
The Restricted Stock Rights Award is subject to all of the provisions set forth in the PNM Resources, Inc. 2014 Performance Equity Plan (the “Plan”) and this Award Document. Capitalized terms used in the Award Document that are not otherwise defined herein shall have the meanings given to such terms in the Plan.

1.	Vesting.

(a)	The Restricted Stock Rights Award shall vest in accordance with the vesting schedule on the Acknowledgment Form.

(b)	If you have a Termination of Service as a Nonemployee Director, any nonvested Restricted Stock Rights Award will vest pursuant to Section 9.4 of the Plan.

2.	Form and Timing of Delivery of Stock.

(a)
If the Restricted Stock Rights vest as described on the Acknowledgment Form, you will receive the Stock payable with respect to such vested Restricted Stock Rights Award within ninety (90) days following the dates on which the Restricted Stock Rights vest.

(b)
If any Restricted Stock Rights vest as described in Section 1(b), you will receive the Stock payable with respect to such Restricted Stock Rights within ninety (90) days following your Termination of Service.

3.	Dividend Equivalents. You will not be entitled to receive a dividend equivalent for any of the Restricted Stock Rights granted hereunder.

4.	Voting Rights. You will have no voting rights with respect to nonvested Restricted Stock Rights.

5.
Clawback. All or any portion of this Restricted Stock Rights Award is subject to recapture or “clawback” to the extent necessary to comply with Company policy or applicable law in effect on the Grant Date. By accepting this Award, you agree to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for a recapture or clawback.

6.	Waiver and Modification. The provisions of this Award Document may not be waived or modified unless such waiver or modification is in writing signed by the Company.
MANY OF THE PROVISIONS OF THIS AWARD DOCUMENT ARE SUMMARIES OF SIMILAR OR PERTINENT PROVISIONS OF THE PLAN. TO THE EXTENT THIS AWARD DOCUMENT IS SILENT ON AN ISSUE OR THERE IS A CONFLICT BETWEEN THE PLAN AND THIS AWARD DOCUMENT, THE PLAN PROVISIONS SHALL CONTROL.